As filed with the Securities and Exchange Commission on March 12, 1998
                                                           Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        INTEGRATED HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                   23-2428312
        (State or Other Jurisdiction                      (I.R.S. Employer
      of Incorporation or Organization)                Identification Number)

           10065 RED RUN BOULEVARD                              21117
              OWINGS MILLS, MD                               (Zip Code)
  (Address of Principal Executive Offices)

                        INTEGRATED HEALTH SERVICES, INC.
                          1998 STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                            MARSHALL A. ELKINS, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        INTEGRATED HEALTH SERVICES, INC.
                             10065 RED RUN BOULEVARD
                             OWINGS MILLS, MD 21117
                     (Name and Address of Agent for Service)
                                 (410) 998-8400
          (Telephone Number, Including Area Code, of Agent for Service)


Copies of all communications, including all communications sent to agent for service, should be sent to:

       RONALD O. MUELLER, ESQ.                       LESLIE A. GLEW, ESQ.
     GIBSON, DUNN & CRUTCHER LLP             SENIOR VICE PRESIDENT AND ASSOCIATE
1050 CONNECTICUT AVENUE, NW, SUITE 900                 GENERAL COUNSEL
       WASHINGTON, DC 20036                     INTEGRATED HEALTH SERVICES, INC.
           (202) 955-8500                          10065 RED RUN BOULEVARD
                                                    OWINGS MILLS, MD 21117
                                                       (410) 998-8400

================================================================================
                         CALCULATION OF REGISTRATION FEE
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
                                                              PROPOSED             PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING        REGISTRATION
      TO BE REGISTERED               REGISTERED               PER SHARE                  PRICE                   FEE
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
Common Stock, par value
$.001 per share (including          500,000 (2)                  N/A              $17,812,500 (3)              $5,397.73
the Preferred Stock Purchase
Rights) (1) . . . .
------------------------------ ----------------------- ------------------------ ------------------------ --------------------

(1) The Preferred Stock Purchase Rights, which are attached to the shares of IHS Common Stock being registered, will be issued for no additional consideration and, therefore, no additional registration fee is required.
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3) Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 6, 1998, which was $35.625.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.


          Not filed as part of this Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not filed as part of this Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 31, 1997;

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed on May 15, 1997;

(3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed on August 14, 1997;

(4) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed on November 13, 1997;

(5) Current Report on Form 8-K filed on October 9, 1996 reporting, among other things, the acquisition of Signature Home Care Group, Inc., as amended by Form 8-K/A filed on November 14, 1996 and Form 8-K/A filed on July 9, 1997;

(6) Current Report on Form 8-K filed on October 25, 1996 reporting the acquisition of First American Health Care of Georgia, Inc., as amended by Form 8-K/A filed on November 26, 1996 and Amendment No. 1 to Form 8-K/A filed on July 11, 1997;

(7)  Current  Report  on Form 8-K  filed on  November  13,  1996  reporting  the
     execution  of  the   Agreement  and  Plan  of  Merger  (the  "Coram  Merger
     Agreement") among the Registrant, IHS Acquisition XIX, Inc. and Coram Healthcare Corporation ("Coram"), as amended by Form 8-K/A filed on April 11, 1997 reporting the termination of the Coram Merger Agreement;

(8) Current Report on Form 8-K filed on May 23, 1997 reporting the Registrant's agreement to issue privately an aggregate of $450 million principal amount of 9 1/2% Senior Subordinated Notes due 2007;

(9) Current Report on Form 8-K filed on June 2, 1997 reporting (i) the Registrant's issuance of an aggregate of $450 million principal amount of 9 1/2% Senior Subordinated Notes due 2007 and (ii) the Registrant's acceptance for payment of an aggregate of $114,975,000 principal amount of its 9 5/8% Senior Subordinated Notes due 2002, Series A and an aggregate of $99,893,000 principal amount of its 10 3/4% Senior Subordinated Notes due 2004 pursuant to cash tender offers;

(10) Current Report on Form 8-K filed on July 11, 1997 reporting the execution of the Merger Agreement among the Registrant, IHS Acquisition XXIV, Inc. and RoTech Medical Corporation ("RoTech");

(11) Current Report on Form 8-K filed on September 9, 1997 reporting the Registrant's agreement to issue privately an aggregate of $500 million principal amount of its 9 1/4% Senior Subordinated Notes due 2008;

(12) Current Report on Form 8-K filed on September 19, 1997 reporting the Registrant's $1.75 billion revolving credit and term loan facility, as amended by Form 8-K/A filed on October 8, 1997;

(13) Current Report on Form 8-K filed on October 10, 1997 reporting the Registrant's acquisition of Community Care of America, Inc. and the Lithotripsy Division of Coram, as amended by Form 8-K/A filed on November 25, 1997;

(14) Current Report on Form 8-K filed on November 5, 1997 reporting the Registrant's acquisition of RoTech, as amended by Form 8-K/A filed on November 25, 1997;

(15) Current Report on Form 8-K filed on November 12, 1997 reporting the Registrant's agreement to purchase 139 owned, leased or managed long-term care facilities, 12 specialty hospitals and certain other businesses from HEALTHSOUTH Corporation ("HEALTHSOUTH");

(16) Current Report on Form 8-K filed on January 14, 1998 reporting the acquisition of 139 owned, leased or managed long-term care facilities, 12 specialty hospitals and certain other businesses from HEALTHSOUTH; and reporting an amendment to the Registrant's revolving credit and term loan facility;

(17) Current Report on Form 8-K filed on March 12, 1998 reporting the Registrant's operating results for the year ended December 31, 1997.

(18) the   description   of  the  Common  Stock  set  forth  under  the  caption
     "Description of Capital Stock" in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 1-12306) as filed with the Commission on September 1, 1993, together with any amendment or report filed with the Commission for the purpose of updating such description; and

(19) the description of the Preferred Stock Purchase Rights set forth under the caption "Description of Capital Stock" in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 1-12306) as filed with the Commission on September 28, 1995, together with any amendment or report filed with the Commission for the purpose of updating such description.

           All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

           Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Marshall A. Elkins, Executive Vice President and General Counsel of the Registrant. Mr. Elkins is the brother of Robert N. Elkins, the Company's Chairman of the Board and Chief Executive Officer. Mr. Marshall Elkins owns 17,299 shares of Common Stock and options to purchase 336,535 shares of Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Under the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval or an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Third Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by the DGCL.

           Section 145 of the DGCL grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, with respect to any criminal action or proceeding, and had no reasonable cause to believe his or her conduct was unlawful. The Registrant's
Third Restated Certificate of Incorporation, as amended, and By-laws, as amended, provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors and executive officers, a form of which is included as Exhibit 10.72 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-39339), effective March 31, 1992.

           Section 145 of the DGCL also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

       4          Integrated Health Services, Inc. 1998 Stock Compensation Plan
       5          Opinion of Marshall A. Elkins, Esq.
       23.1       Consent of KPMG Peat Marwick LLP.
       23.2       Consent of Deloitte & Touche LLP.
       23.3       Consent of Marshall A. Elkins,  Esq. (filed as part of Exhibit
                  5).
       24         Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

       (1)        The undersigned Registrant hereby undertakes:

         (a)       To file, during any period in which offers or sales are being
                   made,  a  post-effective   amendment  to  this   registration
                   statement:

                            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii)To  include  any  material   information   with
                                 respect  to  the  plan  of   distribution   not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, on this 12th day of March, 1998.

                                                INTEGRATED HEALTH SERVICES, INC.

                                                By:          /s/
                                                   ------------------------
                                                   Robert N. Elkins
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                  Each person whose signature appears below constitutes and appoints Robert N. Elkins, Lawrence P. Cirka and W. Bradley Bennett, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                              Title                        Date

                /s/                             Chairman of the Board and           March 12, 1998
--------------------------------                 Chief Executive Officer
        Robert N. Elkins                        (Principal Executive Officer)

               /s/
--------------------------------                President and Director              March 12, 1998
       Lawrence  P. Cirka

               /s/
--------------------------------                Director                            March 12, 1998
       Edwin M. Crawford

               /s/
--------------------------------                Director                            March 12, 1998
       Kenneth M. Mazik






               /s/
--------------------------------                Director                            March 12, 1998
      Robert A. Mitchell

               /s/
--------------------------------                Director                            March 12, 1998
      Charles W. Newhall, III

               /s/
--------------------------------                Director                            March 12, 1998
      Timothy F. Nicholson

               /s/
--------------------------------                Director                            March 12, 1998
      John L. Silverman

               /s/
--------------------------------                Director                            March 12, 1998
      George H. Strong

               /s/                              Executive Vice President-           March 12, 1998
-----------------------------------             Chief Financial Officer
       C. Taylor Pickett                        (Principal Financial Officer)

               /s/
-----------------------------------             Executive Vice President-           March 12, 1998
       W. Bradley Bennett                       Chief Accounting Officer
                                                (Principal Accounting Officer)


                                  EXHIBIT INDEX

Exhibit            Description                                      Sequentially
-------            -----------                                      ------------
Number                                                             Numbered Page
------                                                             -------------
   4       Integrated Health Services, Inc. 1998 Stock Compensation Plan
   5       Opinion of Marshall A. Elkins, Esq.
   23.1    Consent of KPMG Peat Marwick LLP.
   23.2    Consent of Deloitte & Touche LLP.
   23.3    Consent of Marshall A. Elkins, Esq. (filed as part of Exhibit 5).
   24      Power of Attorney (included on signature page)